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                                                                    EXHIBIT 23.4


                                                                     AvSOLUTIONS
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American Airlines, Inc.
Mail Drop 5662
4333 Amon Carter Boulevard
Fort Worth, TX 76155
Attn: Ms. Leslie Benners
Managing Director, Corporate Finance & Banking

      RE: American Airlines, Inc. ("American") two Boeing 737-823, ten Boeing 757-223ER, six Boeing 757-223 and 13 Boeing 777-223ER Aircraft

Ladies and Gentleman:

      We consent to the use of the report prepared by us with respect to the aircraft referred to in the Prospectus included in American's Registration Statement Form S-4 relating to the exchange of Pass Through Certificates, Series 2001-2 which have been registered under the Securities Act of 1933 for any and all outstanding Pass Through Certificates, Series 2001-2, to the summary of such report in the Prospectus under the headings "Prospectus Summary - Equipment Notes and the Aircraft," "Risk Factors - Risk Factors Relating to the Aircraft and the Exchange Offer - Appraisals and Realizable Value of Aircraft," and "Description of the Aircraft and the Appraisals - The Appraisals" and to references to our Firm under the headings "Description of the Aircraft and the Appraisals - The Appraisals" and "Appraisers".

                                AvSOLUTIONS, Inc.


                                /s/ Scott E. Daniels

                                Scott E. Daniels
                                Director, Asset Management